UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of substantially all of the assets of ContextLogic Inc., a Delaware corporation (the “Company”), by Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), or its designated affiliate, other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account, as specified in that certain Asset Purchase Agreement, dated February 10, 2024, by and among the Company, Qoo10 Delaware and Qoo10 Pte. Ltd., a Singapore private limited company and parent of Qoo10 Delaware, as amended:

i.       Infographic

ii.      Email to Employees

iii.     Employee FAQs

Each item above was first used or made available on March 15, 2024.

Dear Fellow Stockholders, ContextLogic Inc. (“ContextLogic” or the “Company”) has made significant progress towards completing our proposed value maximizing transaction with Qoo10 Pte. Ltd. (“Qoo10”). As previously announced on February 12, 2024, a Qoo10 wholly owned subsidiary (the “Buyer”) will acquire substantially all of the Company’s operating assets and liabilities, principally comprising its Wish ecommerce platform (the “Asset Sale”). Following closing of the Asset Sale, ContextLogic will have limited operating expenses and a balance sheet that will be debt-free and will include net cash proceeds from the Asset Sale, approximately $2.7 billion of Net Operating Losses (“NOLs”) carryforwards and certain retained assets. The ContextLogic Board of Directors (the “Board”) intends to use the proceeds from the transaction to help utilize its NOLs. Taking into account ContextLogic’s current estimates of the impact of purchase price adjustments, ContextLogic estimates that its cash on hand (including the net proceeds from the Asset Sale) would be approximately $150 million to $157 million if the Asset Sale closes on or about April 16, 2024. The Company’s Special Meeting is scheduled for April 12, 2024, and stockholder approval is required to complete the Asset Sale. The Board is unanimous in its view that the proposed sale of the Company’s operating assets and liabilities, while preserving its approximately $2.7 billion of NOLs, represents the best path forward to maximize value for ContextLogic stockholders. As such, the Board encourages you to vote today “FOR” all proposals to be voted on at the Special Meeting. March 15, 2024 PROTECT THE VALUE OF YOUR INVESTMENT VOTE “FOR” ALL PROPOSALS TODAY YOUR VOTE IS IMPORTANT If you have any questions, or need assistance in voting your shares on the proxy card, please contact our proxy solicitor: MacKenzie Partners, Inc. +1 (800) 322-2885 proxy@mackenziepartners.com

Dear Fellow Stockholders, ContextLogic Inc. (“ContextLogic” or the “Company”) has made significant progress towards completing our proposed value maximizing transaction with Qoo10 Pte. Ltd. (“Qoo10”). As previously announced on February 12, 2024, a Qoo10 wholly owned subsidiary (the “Buyer”) will acquire substantially all of the Company’s operating assets and liabilities, principally comprising its Wish ecommerce platform (the “Asset Sale”). Following closing of the Asset Sale, ContextLogic will have limited operating expenses and a balance sheet that will be debt-free and will include net cash proceeds from the Asset Sale, approximately $2.7 billion of Net Operating Losses (“NOLs”) carryforwards and certain retained assets. The ContextLogic Board of Directors (the “Board”) intends to use the proceeds from the transaction to help utilize its NOLs. Taking into account ContextLogic’s current estimates of the impact of purchase price adjustments, ContextLogic estimates that its cash on hand (including the net proceeds from the Asset Sale) would be approximately $150 million to $157 million if the Asset Sale closes on or about April 16, 2024. The Company’s Special Meeting is scheduled for April 12, 2024, and stockholder approval is required to complete the Asset Sale. The Board is unanimous in its view that the proposed sale of the Company’s operating assets and liabilities, while preserving its approximately $2.7 billion of NOLs, represents the best path forward to maximize value for ContextLogic stockholders. As such, the Board encourages you to vote today “FOR” all proposals to be voted on at the Special Meeting. March 15, 2024 PROTECT THE VALUE OF YOUR INVESTMENT VOTE “FOR” ALL PROPOSALS TODAY YOUR VOTE IS IMPORTANT If you have any questions, or need assistance in voting your shares on the proxy card, please contact our proxy solicitor: MacKenzie Partners, Inc. +1 (800) 322-2885 proxy@mackenziepartners.com

Additional Information and Where to Find It In connection with the Asset Sale, the Company has filed with the Securities and Exchange Commission (the “SEC”), and will furnish to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with the Buyer and Qoo10 (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong. Participants in the Solicitation The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transactions. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the Transactions, including a description of their direct or indirect interests in the Transactions, by security holdings or otherwise, are set forth in the definitive proxy statement filed by the Company with the SEC. Information regarding the Company’s directors and executive officers, their ownership of Company stock, and the Company’s transactions with related parties is contained in the sections entitled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000114036123010911/ny20006182x2_def14a.htm), in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/0000 95017023012442/wish-20230410.htm), and in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 (and which is available at https:// www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023067343/wish-20231129.htm). To the extent holdings of Company securities by the directors and executive officers of the Company have changed from the amounts of securities of the Company held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 or Forms 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed with the SEC. Forward-Looking Statements Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transaction may not be satisfied, (2) the timing of completion of the transaction is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with the Buyer and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the transaction, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the transaction, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with the Buyer and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the transaction, (9) the announcement or pendency of the transaction could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the transaction could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the transaction, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

From: Joe Yan

To: All Employees and Contractors on the Wish Email System

Date: March 15, 2024

Subject Line: IMPORTANT UPDATE: Proxy Statement and Special Meeting to Approve Qoo10 Transaction

Dear Wish team,

We want to provide a brief update on our progress toward completing our proposed transaction with Qoo10 Pte. Ltd. (“Qoo10”). As previously announced on February 12, 2024, Qoo10 will acquire substantially all of the operating assets and liabilities of ContextLogic Inc., principally comprising its Wish ecommerce platform, for approximately $173 million in cash, subject to certain purchase price adjustments. Today we will be filing our definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and on Monday morning will announce that we will be holding a Special Meeting of Stockholders on April 12, 2024 to approve the Asset Sale.

This is an important milestone in our pending transaction with Qoo10. The filing of our definitive proxy statement means that we are now actively encouraging ContextLogic stockholders to vote at the upcoming special meeting of stockholders that has been called to vote on the Asset Sale, among other related proposals (the “Special Meeting”). Stockholders of record at the close of business on March 7, 2024 will soon be able to vote their shares with respect to the proposals being put forward at the Special Meeting.

Stockholder approval is required to complete the Asset Sale. If you are a ContextLogic stockholder, you will soon be receiving information about how to vote at the Special Meeting. Be on the lookout for that information, as your vote is important no matter how many shares you own.

As detailed in the proxy materials, the ContextLogic Board of Directors is unanimous in its view that the proposed sale of the Company’s operating assets and liabilities, while preserving approximately $2.7 billion of Net Operating Losses (“NOLs”) carryforwards and certain other tax attributes, represents the best path forward to maximize value for ContextLogic stockholders. As such, the Board encourages all stockholders to vote in favor of the proposal to approve the Asset Sale at the Special Meeting.

We continue to actively work with Qoo10 on the integration planning process. This includes future employment plans, and you should expect to hear more on that front in the coming weeks. One specific thing to note in the proxy statement is that Qoo10 has offered Vivian, our CFO and COO, a position as Wish’s most senior officer after the close of the transaction. I do not expect to join Qoo10, and our other executives — Mauricio, Jerry, Joanna, Jackie, Matt, Christopher — will be here through the transition but do not expect to be joining Qoo10 for the longer term.

We know you have questions and want to know more about what’s happening next. We’re working with Qoo10 on the integration planning process, including future employment plans. You should expect to hear more on that front in the coming weeks.

The transaction is on track to close in the second quarter of 2024, subject to stockholder approval and other customary closing conditions. Until then, we will continue to operate as usual, and will share news and updates as we move forward. Thank you again for your continued hard work and dedication to Wish.

If you have any questions, please refer to our FAQs, or reach out to your direct managers.

Sincerely,

Joe Yan

Chief Executive Officer

Employees who own ContextLogic stock and need assistance in completing the proxy card or voting instructions form or have questions regarding ContextLogic Special Meeting may contact ContextLogic’s proxy solicitor, MacKenzie Partners, Inc. by phone: (800) 322-2885 or email proxy@mackenziepartners.com.

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Additional Information and Where to Find It

In connection with the Asset Sale, the Company has filed with the SEC, and will furnish to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with the Buyer and Qoo10 (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transactions. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the Transactions, including a description of their direct or indirect interests in the Transactions, by security holdings or otherwise, are set forth in the definitive proxy statement filed by the Company with the SEC. Information regarding the Company’s directors and executive officers, their ownership of Company stock, and the Company’s transactions with related parties is contained in the sections entitled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000114036123010911/ ny20006182x2_def14a.htm), in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/ 000095017023012442/wish-20230410.htm), and in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023067343/wish-20231129.htm). To the extent holdings of Company securities by the directors and executive officers of the Company have changed from the amounts of securities of the Company held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 or Forms 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed with the SEC.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transaction may not be satisfied, (2) the timing of completion of the transaction is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with the Buyer and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the transaction, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the transaction, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with the Buyer and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the transaction, (9) the announcement or pendency of the transaction could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the transaction could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the transaction, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

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The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

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1.      What am I being asked to vote on at the Special Meeting?

•        As previously announced on February 12, 2024, we have entered into an agreement to sell substantially all of the operating assets and liabilities of ContextLogic Inc., principally comprising our Wish ecommerce platform, to a wholly owned subsidiary of Qoo10 (the “Asset Sale”).

•        We are now actively encouraging ContextLogic stockholders to vote at the upcoming special meeting of stockholders that has been called to vote on the Asset Sale, among other related proposals.

2.      I saw Vivian Liu was offered a job with Qoo10 following close. Have any other decisions been made about go-forward employment and/or the integration process?

•        As the proxy statement notes, Qoo10 has offered Vivian Liu, our CFO and COO, a position as Wish’s most senior officer after the close of the transaction.

•        Joe, Mauricio, Jerry, Joanna, Jackie, Matt and Christopher will be here through the transition but do not expect to be joining Qoo10 for the longer term.

•        We’re working with Qoo10 on the integration planning process, including future employment plans. You should expect to hear more on that front in the coming weeks.

3.      Who is entitled to vote at the Special Meeting?

•        Stockholders of record at the close of business on March 7, 2024 will now be able to vote their shares with respect to the proposals being put forward at the Special Meeting.

4.      When and where is the Special Meeting? How can I attend the Special Meeting?

•        The Special Meeting is scheduled to be held virtually via the internet at www.virtualshareholdermeeting.com/WISH2024SM on April 12, 2024 at 10:00 a.m. Pacific Time (unless the Special Meeting is adjourned or postponed).

•        You will not be able to attend the Special Meeting in person at a physical location.

5.      How much time do I have to vote my shares?

•        Stockholders will have until the Special Meeting held on April 12, 2024 to vote on the proposals.

6.      Will the transaction close immediately after the Special Meeting?

•        We currently expect to complete the Asset Sale in the second quarter of 2024, promptly following the Special Meeting, if the Asset Sale proposal is approved by our stockholders and the various other conditions to closing are satisfied or waived.

•        The Company’s post-closing Board will conduct an extensive review of available opportunities for the Company’s net operating loss carryforwards (“NOLs”) and certain other tax attributes.

7.      What will happen when the transaction closes?

•        The Board intends to use the proceeds from the transaction to help utilize its NOLs and certain other tax attributes. The Board also intends to explore the opportunity for a financial sponsor to help ContextLogic realize the value of its tax assets.

8.      How important is my vote as a stockholder?

•        Your vote is very important, no matter how many shares you own. The Asset Sale requires approval by ContextLogic stockholders in order for it to be completed.

9.      Who can help answer my questions?

•        If you have any questions concerning the transaction, the Special Meeting, or the proxy statement, would like additional copies of the proxy statement or need help voting your ContextLogic shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Additional Information and Where to Find It

In connection with the Asset Sale, the Company has filed with the Securities and Exchange Commission (the “SEC”), and will furnish to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with Qoo10 Inc. (“Qoo10 Delaware”) and Qoo10 Pte. Ltd. (“Qoo10”) (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transactions. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the Transactions, including a description of their direct or indirect interests in the Transactions, by security holdings or otherwise, are set forth in the definitive proxy statement filed by the Company with the SEC. Information regarding the Company’s directors and executive officers, their ownership of Company stock, and the Company’s transactions with related parties is contained in the sections entitled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000114036123010911/ ny20006182x2_def14a.htm), in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/ 0001822250/000095017023012442/wish-20230410.htm), and in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023067343/wish-20231129.htm). To the extent holdings of Company securities by the directors and executive officers of the Company have changed from the amounts of securities of the Company held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 or Forms 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed with the SEC.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or Qoo10 Delaware or its designated affiliate (the “Buyer”) may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transaction may not be satisfied, (2) the timing of completion of the transaction is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with the Buyer and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the transaction, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the transaction, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with the Buyer and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the transaction, (9) the announcement or pendency of the transaction could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the transaction could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the transaction, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.